Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

R. Kirk Morgan

Actua

610.727.6900

IR@actua.com

Actua Announces Liquidating Distribution

Company will distribute $0.15 per share to stockholders

Radnor, PA – (October 4, 2018) – Actua Corporation announced today that it will make a liquidating distribution of $0.15 per share to its stockholders of record as of October 15, 2018; payment of the liquidating distribution will be made on October 18, 2018. The aggregate distribution of approximately $4.8 million is being made in light of the recent receipt of additional cash related to prior asset dispositions and the resolution of outstanding litigation on financial terms more favorable than originally anticipated.

Actua intends to make additional liquidating distributions to its stockholders from time to time as it monetizes its minority assets; however, Actua cannot predict with certainty the amount and timing of any additional liquidating distributions. Based on the information currently available to it and taking into account the aforementioned cash proceeds receipt and litigation resolution, the Company now believes that the estimated additional distributions following the $0.15 liquidating distribution will be in the range of between $0.64 and $1.39 per share.

Information regarding any future stockholder distributions will be publicly disclosed through Current Reports on Form 8-K and company press releases.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the valuation of our remaining non-cash assets by analysts, investors and other market participants, the effect of economic conditions generally, developments in the markets in which our remaining minority-held businesses operate, the impact of any potential acquisitions, dispositions or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to manage capital resources effectively, our ability to monetize our remaining minority investments and otherwise execute on our plan of dissolution, and other risks and uncertainties detailed in Actua’s filings with the SEC. These and other factors may cause actual results to differ materially from those projected.

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